UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 23, 2012
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P. O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release of Kimberly-Clark Corporation (the “Corporation”), dated October 24, 2012, reporting the Corporation’s results of operations for the period ended September 30, 2012.

The information, including exhibits attached hereto, in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 2.05    Costs Associated with Exit or Disposal Activities.
Item 2.06    Material Impairments.

On October 23, 2012, the Corporation approved strategic changes related to its Western and Central European consumer and professional businesses to focus its resources and investments on stronger market positions and growth opportunities. The Corporation will be exiting the diaper category in that region, with the exception of the Italian market, and divesting or exiting some lower-margin businesses, mostly in consumer tissue, in certain markets. The changes will primarily affect the Corporation's consumer businesses, with a modest impact on K-C Professional. The businesses that will be exited or divested generate annual net sales of approximately $500 million and negligible operating profit.
Restructuring actions related to the strategic changes will involve the sale or closure of five of the Corporation’s European manufacturing facilities and a streamlining of its administrative organization. In total, these actions will result in the Corporation reducing its European workforce by approximately 1,300 to 1,500 positions.
The restructuring actions will commence in the fourth quarter of 2012 and are expected to be completed by December 31, 2014. The restructuring is expected to result in cumulative charges of approximately $250 to $350 million after tax ($300 to $400 million pre-tax) over that period. The Corporation anticipates that the pre-tax charges will fall into the following categories and approximate dollar ranges: workforce reduction costs ($140 to $175 million); asset impairment charges ($120 to $150 million); incremental depreciation ($30 to $40 million) and other associated costs ($10 to $35 million). Cash costs related to severance and other expenses are expected to account for approximately 50 to 60 percent of the charges. Noncash charges will consist primarily of asset impairment charges and incremental depreciation.
Forward Looking Statements

This Current Report on Form 8-K, including the exhibits filed or furnished with this Form 8-K, may contain forward-looking statements that are based upon management’s expectations and beliefs concerning future events impacting the Corporation.  Certain matters contained herein concerning the business outlook, including the anticipated costs, scope, timing and financial and other effects of the Western and Central Europe strategic changes and the pulp and tissue restructuring actions, anticipated financial and operating results, cost savings and reductions, raw material, energy and other input costs, marketing, research, innovation, capital and other spending, share repurchases, cash flow and uses of cash, anticipated currency rates and exchange risks, changes in finished product selling prices, market demand and economic conditions, contingencies and anticipated transactions of the Corporation constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the Corporation. There can be no assurance that these future events will occur as anticipated or that the Corporation’s results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Corporation undertakes no obligation to publicly update them. For a description of certain factors that could cause the Corporation’s future results to differ materially from those expressed in any such forward-looking statements, see Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011 entitled “Risk Factors.”

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on October 24, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	October 24, 2012	By:	/s/ Michael T. Azbell
Michael T. Azbell
Vice President and Controller

EXHIBIT INDEX

Exhibit No. 99.1. Press release issued by Kimberly-Clark Corporation on October 24, 2012.